Exhibit 99.1

For Immediate Release Synchrony Financial (NYSE: SYF) July 17, 2024
SECOND QUARTER 2024 RESULTS AND KEY METRICS

2.2% Return on Assets	12.6% CET1 Ratio	$400M Capital Returned	CEO COMMENTARY
“Synchrony’s second quarter results highlight our sustained, high level of execution, as we lean on our core strengths to deliver resilient earnings while positioning our business for future growth,” said Brian Doubles, Synchrony’s President and Chief Executive Officer.

“We continued to leverage our proprietary data and insights, innovative technological capabilities, and diversified product suite to add new partnerships, expand our distribution networks and deliver enhanced digital wallet capabilities.

“In addition, Synchrony’s differentiated underwriting and credit management tools continued to empower our dynamic responses to evolving consumer trends – strengthening our ability to deliver consistent, risk-adjusted returns for our many stakeholders.

“We remain focused on driving greater access, flexibility and utility through the financial solutions we deliver for the customers, partners, providers and small businesses we serve and, in so doing, are further embedding Synchrony in the heart of American commerce.”

$102.3B Loan Receivables

Net Earnings of $643 Million or $1.55 per Diluted Share

Continued Strong Receivables Growth

Returned $400 Million of Capital to Shareholders, including $300 Million of Share Repurchases

STAMFORD, Conn. – Synchrony Financial (NYSE: SYF) today announced second quarter 2024 net earnings of $643 million, or $1.55 per diluted share, compared to $569 million, or $1.32 per diluted share in the second quarter 2023.

KEY OPERATING & FINANCIAL METRICS*
PERFORMANCE REFLECTS DIFFERENTIATED BUSINESS MODEL
•Purchase volume decreased 1% to $46.8 billion
•Loan receivables increased 8% to $102.3 billion
•Average active accounts increased 2% to 71.0 million
•New accounts decreased 14% to 5.1 million
•Net interest margin decreased 48 basis points to 14.46%
•Efficiency ratio decreased 380 basis points to 31.7%
•Return on assets increased 10 basis points to 2.2%
•Return on equity decreased 30 basis points to 16.7%
•Return on tangible common equity** decreased 40 basis points to 20.2%

CFO COMMENTARY	BUSINESS AND FINANCIAL RESULTS FOR THE SECOND QUARTER OF 2024*
“Synchrony again demonstrated the resilience of our business through an evolving environment during the second quarter,” said Brian Wenzel, Synchrony’s Executive Vice President and Chief Financial Officer.

"Our diversified portfolio of products and spend categories continued to resonate well with our customers, even as behavior became more selective in the persistent inflationary environment.

“In addition, Synchrony’s disciplined approach to underwriting and credit management is supporting the trajectory of our delinquency performance, while we continue to monitor and take appropriate actions to strengthen our positioning going forward.

“Synchrony’s differentiated model is proving itself through a range of environments, as we build on our track record of resilient growth at strong, risk-adjusted returns.

“Our long history in innovative technology not only empowers our agility, but opens new opportunities to deliver powerful experiences — and through those, create value for our customers, partners and shareholders alike.”

BUSINESS HIGHLIGHTS
CONTINUED TO EXPAND PORTFOLIO, ENHANCE PRODUCTS AND EXTEND REACH
•Added or renewed more than 15 programs, including Virgin Red and Jerome’s Furniture
•Expanded and extended Verizon program, which will include delivering maximum customer value on purchases made at Verizon
•Launched partnership with Installation Made Easy, enabling Floor & Decor cardholders to finance materials and installation through one streamlined process

FINANCIAL HIGHLIGHTS
EARNINGS DRIVEN BY CORE BUSINESS DRIVERS
•Interest and fees on loans increased 10% to $5.3 billion, driven primarily by growth in average loan receivables.
•Net interest income increased $285 million, or 7%, to $4.4 billion, driven by higher interest and fees on loans, partially offset by an increase in interest expense from higher benchmark rates and higher interest-bearing liabilities.
•Retailer share arrangements decreased $77 million, or 9%, to $810 million, reflecting higher net charge-offs partially offset by higher net interest income.
•Provision for credit losses increased $308 million to $1.7 billion, driven by higher net charge-offs partially offset by a lower reserve build.
•Other income increased $56 million to $117 million, primarily reflecting a $51 million gain related to an exchange of Visa B-1 shares, in addition to the initial impact of product, pricing and policy change (“PPPC”) related fees, partially offset by impact of Pets Best disposition.
•Other expense increased $8 million, or 1%, to $1.2 billion, primarily driven by technology investments, preparatory expenses related to the Late Fee rule change, and servicing costs related to newly acquired business, partially offset by lower operational losses and cost discipline resulting in lower employee and marketing costs.
•Net earnings increased 13% to $643 million, compared to $569 million.

CREDIT QUALITY
DELINQUENCY TRENDING IN LINE WITH SEASONALITY
•Loans 30+ days past due as a percentage of total period-end loan receivables were 4.47% compared to 3.84% in the prior year, an increase of 63 basis points and approximately 19 basis points above the average of the second quarters in 2017 through 2019.
•Net charge-offs as a percentage of total average loan receivables were 6.42% compared to 4.75% in the prior year, an increase of 167 basis points, and 62 basis points above the average of the second quarters in 2017 through 2019.
•The allowance for credit losses as a percentage of total period-end loan receivables was 10.74%, compared to 10.72% in the first quarter 2024.

SALES PLATFORM HIGHLIGHTS
DIVERSITY ACROSS OUR PLATFORMS CONTINUES TO PROVIDE RESILIENCE
•Home & Auto purchase volume decreased 3%, as the strong growth in Home Specialty and the impact of the Ally Lending acquisition was more than offset by a combination of lower consumer traffic, fewer large ticket purchases, and the impact of credit actions. Period-end loan receivables increased 6%, reflecting the impacts of the Ally Lending acquisition and lower payment rates. Interest and fees on loans were up 11%, primarily driven by higher average loan receivables and higher benchmark rates. Average active accounts increased 2%.
•Digital purchase volume decreased 1%, as continued customer engagement through growth in average active accounts was more than offset by lower spend per account and the impact of credit actions. Period-end loan receivables increased 8%, driven primarily by lower payment rates. Interest and fees on loans increased 9%, reflecting the impacts of higher average loan receivables, lower payment rate, and higher benchmark rates. Average active accounts increased 2%.
•Diversified & Value purchase volume was flat versus prior year, as growth in out-of-partner spend was offset by the impact of credit actions. Period-end loan receivables increased 6%, driven primarily by lower payment rates. Interest and fees on loans increased 7%, driven by the impacts of higher average loan receivables, lower payment rate, and higher benchmark rates. Average active accounts remained flat.
•Health & Wellness purchase volume increased 2%, as growth in Pet was partially offset by lower spend in Vision and the impact of credit actions. Period-end loan receivables increased 15%, driven by continued higher purchase volume and lower payment rates. Interest and fees on loans increased 16%, reflecting the impacts of higher average loan receivables and lower payment rate. Average active accounts increased 10%.
•Lifestyle purchase volume decreased 3%, reflecting the impact of lower transaction values and credit actions. Period-end loan receivables increased 9%, driven primarily by lower payment rates. Interest and fees on loans increased 11%, driven by the impacts of higher average loan receivables, lower payment rate and higher benchmark rates. Average active accounts increased 5%.

BALANCE SHEET, LIQUIDITY & CAPITAL
FUNDING, CAPITAL & LIQUIDITY REMAIN ROBUST
•Loan receivables of $102.3 billion increased 8%; purchase volume decreased 1% and average active accounts increased 2%.
•Deposits increased $7.3 billion, or 10%, to $83.1 billion and comprised 84% of funding.
•Total liquid assets and undrawn credit facilities were $23.0 billion, or 19.1% of total assets.
•The company returned $400 million in capital to shareholders, including $300 million of share repurchases and $100 million of common stock dividends.
•As of June 30, 2024 the Company had a total remaining share repurchase authorization of $1 billion.
•The estimated Common Equity Tier 1 ratio was 12.6% compared to 12.8%, and the estimated Tier 1 Capital ratio was 13.8% compared to 13.6% in the prior year.

         * All comparisons are for the second quarter of 2024 compared to the second quarter of 2023, unless otherwise noted.
** Tangible common equity is a non-GAAP financial measure. See non-GAAP reconciliation in the financial tables.

CORRESPONDING FINANCIAL TABLES AND INFORMATION
No representation is made that the information in this news release is complete. Investors are encouraged to review the foregoing summary and discussion of Synchrony Financial's earnings and financial condition in conjunction with the detailed financial tables and information that follow, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed February 8, 2024, and the Company’s forthcoming Quarterly Report on Form 10-Q for the quarter ended June 30, 2024. The detailed financial tables and other information are also available on the Investor Relations page of the Company’s website at www.investors.synchronyfinancial.com. This information is also furnished in a Current Report on Form 8-K filed with the SEC today.

CONFERENCE CALL AND WEBCAST
On Wednesday, July 17, 2024, at 8:00 a.m. Eastern Time, Brian Doubles, President and Chief Executive Officer, and Brian Wenzel Sr., Executive Vice President and Chief Financial Officer, will host a conference call to review the financial results and outlook for certain business drivers. The conference call can be accessed via an audio webcast through the Investor Relations page on the Synchrony Financial corporate website, www.investors.synchrony.com, under Events and Presentations. A replay will also be available on the website.

ABOUT SYNCHRONY FINANCIAL
Synchrony (NYSE: SYF) is a premier consumer financial services company delivering one of the industry’s most complete digitally-enabled product suites. Our experience, expertise and scale encompass a broad spectrum of industries including digital, health and wellness, retail, telecommunications, home, auto, outdoor, pet and more. We have an established and diverse group of national and regional retailers, local merchants, manufacturers, buying groups, industry associations and healthcare service providers, which we refer to as our “partners.” We connect our partners and consumers through our dynamic financial ecosystem and provide them with a diverse set of financing solutions and innovative digital capabilities to address their specific needs and deliver seamless, omnichannel experiences. We offer the right financing products to the right customers in their channel of choice.

For more information, visit www.synchrony.com

Investor Relations	Media Relations
Kathryn Miller	Lisa Lanspery
(203) 585-6291	(203) 585-6143

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This news release contains certain forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. Forward-looking statements may be identified by words such as "expects," "intends," "anticipates," "plans," "believes," "seeks," "targets," "outlook," "estimates," "will," "should," "may," “aim” or words of similar meaning, but these words are not the exclusive means of identifying forward-looking statements. Forward-looking statements are based on management's current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include global political, economic, business, competitive, market, regulatory and other factors and risks, such as: the impact of macroeconomic conditions and whether industry trends we have identified develop as anticipated; retaining existing partners and attracting new partners, concentration of our revenue in a small number of partners, and promotion and support of our products by our partners; cyber-attacks or other security incidents or breaches; disruptions in the operations of our and our outsourced partners' computer systems and data centers; the financial performance of our partners; the Consumer Financial Protection Bureau’s (the “CFPB”) final rule on credit card late fees, including the timing for resolution and outcome of the litigation challenging the final rule, as well as changes to consumer behaviors in response to the final rule, if implemented, and the product, policy and pricing changes that have been or will be implemented to mitigate the impacts of the final rule; the sufficiency of our allowance for credit losses and the accuracy of the assumptions or estimates used in preparing our financial statements, including those related to the CECL accounting guidance; higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings; our ability to grow our deposits in the future; damage to our reputation; our ability to securitize our loan receivables, occurrence of an early amortization of our securitization facilities, loss of the right to service or subservice our securitized loan receivables, and lower payment rates on our securitized loan receivables; changes in market interest rates and the impact of any margin compression; effectiveness of our risk management processes and procedures, reliance on models which may be inaccurate or misinterpreted, and our ability to manage our credit risk; our ability to offset increases in our costs in retailer share arrangements; competition in the consumer finance industry; our concentration in the U.S. consumer credit market; our ability to successfully develop and commercialize new or enhanced products and services; our ability to realize the value of acquisitions, dispositions and strategic investments; reductions in interchange fees; fraudulent activity; failure of third parties to provide various services that are important to our operations; international risks and compliance and regulatory risks and costs associated with international operations; alleged infringement of intellectual property rights of others and our ability to protect our intellectual property; litigation and regulatory actions; our ability to attract, retain and motivate key officers and employees; tax legislation initiatives or challenges to our tax positions and/or interpretations, and state sales tax rules and regulations; regulation, supervision, examination and enforcement of our business by governmental authorities, the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and other legislative and regulatory developments and the impact of the CFPB’s regulation of our business, including new requirements and constraints that the Company and the Bank will become subject to as a result of having $100 billion or more in total assets; impact of capital adequacy rules and liquidity requirements; restrictions that limit our ability to pay dividends and repurchase our common stock, and restrictions that limit the Bank’s ability to pay dividends to us; regulations relating to privacy, information security and data protection; use of third-party vendors and ongoing third-party business relationships; and failure to comply with anti-money laundering and anti-terrorism financing laws.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS (Continued)
For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this news release and in our public filings, including under the heading "Risk Factors Relating to our Business" and “Risk Factors Relating to Regulation” in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 8, 2024. You should not consider any list of such factors to be an exhaustive statement of all the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.

NON-GAAP MEASURES
The information provided herein includes measures we refer to as “adjusted,” "tangible common equity," and certain “CECL fully phased-in" capital measures, which are not prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). For a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures, please see the detailed financial tables and information that follow. For a statement regarding the usefulness of these measures to investors, please see the Company's Current Report on Form 8-K filed with the SEC today.